Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-88442, 33-99196, 33-94974, 333-65799, 333-36159,
333-82418 and 333-82416) and on Form S-3 (File Nos. 333-90017 and 333-76614) of
Data Systems & Software Inc. of our report dated March 8, 2002, with respect to the consolidated balance sheets of Data Systems & Software Inc. and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2001 and to the reference to our firm under the heading "Selected Financial Data," which report and reference appear in the December 31, 2001 annual report on Form 10-K of Data Systems & Software Inc. Our report refers to a change in accounting for purchase method business combinations completed after June 30, 2001.

                                                     /s/ KPMG LLP
                                                     ---------------------------

Short Hills, New Jersey
March 25, 2002